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                                                                     Exhibit 4.3


        VODAFONE GROUP PLC              VODAFONE HOLDINGS (JERSEY) LIMITED
          The Courtyard                            P.O. Box 404
         2-4 London Road                        Whiteley Chambers
        Newbury, Berkshire                    Don Street, St Helier
         RG14 1JX England                         JE4 9WG Jersey


China Mobile (Hong Kong) Limited
60th Floor, The Center
99 Queen's Road Central
Hong Kong

                                                                    18 June 2002

Dear Sirs,

NAME OF THE ALLOTTEE FOR THE NEW SHARES IN CHINA MOBILE (HONG KONG) LIMITED TO BE ISSUED UPON COMPLETION OF THE VODAFONE SUBSCRIPTION AGREEMENT.

We refer to the subscription agreement (the "VODAFONE SUBSCRIPTION AGREEMENT") dated 16 May 2002 and entered into between China Mobile (Hong Kong) Limited, Vodafone Group Plc and Vodafone Holdings (Jersey) Limited. Terms used in the Vodafone Subscription Agreement shall have the same meanings in this letter.

Notwithstanding the terms of clause 4.3(c) of the Vodafone Subscription Agreement, each of Vodafone Group Plc and Vodafone Holdings (Jersey) Limited hereby confirms that at Completion:

(a) the allotment of the New Shares to, and the issue of a share certificate in respect of the New Shares in the name of, Vodafone Holdings (Jersey) Limited;

(b) the registration of Vodafone Holdings (Jersey) Limited as a member of China Mobile (Hong Kong) Limited in its register of members in respect of the New Shares; and

(c) the delivery to Freshfields Bruckhaus Deringer of the share certificate referred to in paragraph (a) and a copy of the list of top ten shareholders of China Mobile (Hong Kong) Limited reflecting the registration referred to in paragraph (b), shall constitute full and effective discharge of the obligations of China Mobile (Hong Kong) Limited under clause 4.3(c) of the Vodafone Subscription Agreement.



Your faithfully

/s/ Stephen Scott                             /s/ John Alcock
-----------------------------------           ----------------------------------
Vodafone Group Plc                            Vodafone Holdings (Jersey) Limited
Name: Stephen Scott                           Name: John Alcock
Designation: Company Secretary                Designation: Director




Acknowledged and Agreed


/s/ Li Zhenqun
------------------------------------
China Mobile (Hong Kong) Limited
Name: Li Zhenqun
Designation: Vice Chairman and
             Chief Operating Officer